EXHIBIT 5.1

June 19, 2009

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Par Pharmaceutical Companies, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and to which this opinion letter is included as Exhibit 5.1, relating to up to $150,000,000 in  aggregate initial offering price of a presently indeterminate amount of the following:

(i)

shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

(ii)

one or more series of shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iii)

warrants representing the right to purchase shares of Common Stock or shares of Preferred Stock (the “Warrants”); and

(iii)

one or more series of debt securities, any series of which may be either senior debt securities or subordinated debt securities (the “Debt Securities”).

The Common Stock, Preferred Stock, Warrants and Debt Securities are each referred to herein as a “Security” and, collectively, as the “Securities”.  The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”), in an aggregate initial public offering price not to exceed one hundred fifty million dollars ($150,000,000).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

Par Pharmaceutical Companies, Inc.

June 19, 2009

Unless otherwise provided in any Prospectus Supplement relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to one or more senior indentures or one or more subordinated indentures, or one or more supplemental indentures (each, an “Indenture” and collectively, the “Indentures”), between the Company and a financial institution (each, a “Trustee”) to be identified therein substantially in the respective forms that are included as exhibits to the Registration Statement.  Any Debt Securities may be convertible into shares of Common Stock or other securities of the Company.  The Warrants will be issued under one or more warrant agreements to be filed as an exhibit or exhibits to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a “Warrant Agreement”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering the opinions set forth below, we have examined the (i) the Registration Statement, including the exhibits filed therewith, (ii) the Company’s Certificate of Incorporation, as amended, (iii) the Company’s Bylaws, as amended, (iv) the Indentures, and (v) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) that provide for the issuance of the Securities covered by this opinion letter, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company.  We have not independently established any of the facts so relied on.

For the purposes of this opinion letter, we have also made the assumptions that are customary in opinions of this kind, including that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine.  We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of those assumptions.

The opinions expressed in this opinion letter are limited to (i) the federal laws of the United States; (ii) the General Corporation Law of the State of Delaware (the “DGCL”), including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL; and (iii) solely in connection with the opinions given in numbered paragraphs 3, 4 and 5 below, the laws of the State of New York.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Par Pharmaceutical Companies, Inc.

June 19, 2009

Based on and subject to the foregoing, and assuming (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) at the time of issuance and sale of the Securities, the Board of Directors, or any duly authorized committee thereof, will have duly authorized the number or amount, as the case may be, of Securities to be offered and such authorization shall not have been rescinded or otherwise modified, (v) the Company will remain at all times a corporation incorporated under the laws of the State of Delaware, and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1.

With respect to shares of Common Stock, when (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, in such manner as to not violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and in compliance with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) certificates representing the shares of Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the shares of Common Stock will be validly issued, fully paid, and non-assessable.

2.

With respect to shares of any series of Preferred Stock, assuming the terms of such Preferred Stock have been duly established in such manner as to not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and in compliance with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation of the Company, as amended, and the terms of the Preferred Stock and of the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (ii) either a Certificate of Amendment of the Certificate of Incorporation or a Certificate of Designation, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the State of Delaware and payment in full of any filing fees attendant thereto has been made, and (iii)

Par Pharmaceutical Companies, Inc.

June 19, 2009

certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.

With respect to any series of Debt Securities, assuming the terms of such Debt Securities have been duly established in accordance with an Indenture, in such manner as to not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and in compliance with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (ii) the Indenture and each supplemental indenture, if any, has been duly authorized, executed and delivered by the Company and the Trustee thereunder, (iii) the Trustee or successor Trustee under the Indenture is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and each applicable supplemental indenture thereto and has been duly appointed and, in the case of a successor Trustee, a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and (iv) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with the Indenture and each applicable supplemental indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to general principles of equity (whether applied by a court of law or equity).

4.

With respect to Warrants to be issued under a Warrant Agreement, when (i) the terms and the execution and delivery of the Warrant Agreement, and the issuance and sale of the Warrants have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, in such manner as to not violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and in compliance with any applicable requirement or

Par Pharmaceutical Companies, Inc.

June 19, 2009

restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Warrant Agreement has been duly executed, issued and delivered by the Company, upon payment of the consideration fixed for the Warrants in accordance with the Warrant Agreement and any other applicable agreement or instrument binding upon the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to general principles of equity (whether applied by a court of law or equity).

5.

If any shares of Common Stock or Preferred Stock are issuable upon settlement, exercise, conversion or exchange of any other Securities (the “Issuable Securities”), including, without limitation, Preferred Stock, Warrants or Debt Securities (the “Initial Securities”), pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 and 2 above, as the case may be, and (ii) the Issuable Securities are issued and delivered upon settlement, exercise, conversion or exchange, as the case may be, of the Initial Securities as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, in accordance with the terms of the applicable Initial Securities or the instrument governing such Initial Securities that provides for the conversion, exchange or exercise thereof, in such a manner as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and in compliance with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, the Issuable Securities so issued will be validly issued, fully paid and nonassessable.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP